Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Management and Those Charged with Governance

IOU Central, Inc.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 12, 2009, relating to the financial statements of IOU Central, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

San Francisco, California

May 12, 2009